Exhibit 99.2

11 S. Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433 www.btlaw.com

June 29, 2023

To the Addressees set forth on Schedule A

RE:	Southern Indiana Gas and Electric Company

SIGECO Securitization I, LLC

Opinion Letter Regarding Indiana Constitutional Issues

Ladies and Gentlemen:

We have acted as special counsel in the State of Indiana, sometimes referred to hereinafter as the “State,” to SIGECO Securitization I, LLC, a Delaware limited liability company (the “Issuer”), and Southern Indiana Gas and Electric Company, an Indiana corporation (“SIGECO” and, together with the Issuer, the “Clients”), in connection with (a) the purchase by the Issuer on the date hereof of the Securitization Property, as defined in the Sale Agreement referred to below, from SIGECO, (b) the issuance by the Issuer of the Securitization Bonds referred to below, and (c) the Transaction described below. We are delivering this opinion letter to you pursuant to Section 9(l) of that certain Underwriting Agreement dated as of June 21, 2023 by and among the Issuer, SIGECO and the Underwriters named in Schedule II thereto. Except as defined in this opinion letter, capitalized terms used herein are defined as set forth in the Sale Agreement or the Financing Order.

THE TRANSACTION

Pursuant to Indiana Code chapter 8-1-40.5, titled “Pilot Program for Cost Securitization for Retired Electric Utility Assets” (the “Securitization Act”), the Indiana Utility Regulatory Commission (the “Indiana Commission”) issued a financing order on January 4, 2023 in Cause No. 45722, as supplemented by an order dated May 3, 2023 (the “Financing Order”) authorizing and approving the issuance by the Issuer, which is a special purpose limited liability subsidiary of SIGECO, of Securitization Bonds for reimbursement of Qualified Costs eligible for securitization under the Securitization Act and authorizing SIGECO and the Issuer to enter into related transactions. On the date hereof, SIGECO sold its rights and interests in the Securitization Property to the Issuer under the Securitization Property Purchase and Sale Agreement dated as of the date hereof, by and between SIGECO and Issuer (the “Sale Agreement”) and the related Bill of Sale executed by SIGECO in favor of Issuer, dated as of the date hereof. Under the Securitization Property Servicing Agreement dated as of as of the date hereof, by and between SIGECO, in its capacity as servicer, and the Issuer (the “Servicing Agreement”), SIGECO has agreed to service the Securitization Property. Under the Administration Agreement dated as of the date hereof by and between SIGECO, as Administrator, and the Issuer, SIGECO has agreed to perform the administrative services set forth therein. On the date hereof, the Issuer has issued its Series 2023-A Senior Secured Securitization Bonds (the “Securitization Bonds”) under the

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Indenture, dated as of the date hereof (the “Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, as Trustee (the “Indenture Trustee”), as supplemented by the Series Supplement dated as of the date hereof (the “Series Supplement”) between the Issuer and the Indenture Trustee. As used herein, “Transaction Documents” means the above-referenced documents and “Transaction” means the transactions contemplated by the Transaction Documents.

REQUESTED OPINIONS

We have been asked to opine on whether:

(1) a reviewing court of competent jurisdiction would hold that the pledge by the State set forth in Indiana Code § 8-1-40.5-16(b) (the “Securitization Pledge”) is constitutional in all material respects under the Indiana Constitution;

(2) a reviewing court of competent jurisdiction would hold that any action by the State of Indiana (including the Indiana Commission) of a legislative character (“Legislative Action”) that abrogates all or part of the Securitization Pledge by (A) repealing or amending the Securitization Pledge; (B) repealing or amending the Securitization Act; (C) limiting or altering the Securitization Property, except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c); or (D) reducing or altering the Securitization Charges, except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c), so as to impair: (i) the terms of the Indenture or the Bonds; or (ii) the rights and remedies of the holders of the Securitization Bonds (the “Securitization Bondholders”) (or the Indenture Trustee acting on their behalf), prior to the time the Securitization Bonds are fully paid and discharged (any such Legislative Action that abrogates all or part of the Securitization Pledge described in clause (A) through (D) which has the effects described in clause (i) or (ii) shall be referred to herein as an “Impairment”) would necessarily violate the Contracts Clause of the Indiana Constitution (IND. CONST. art. 1, § 24; hereinafter the “Indiana Contracts Clause”), and, therefore, the Securitization Bondholders could challenge, under the Indiana Contracts Clause, the constitutionality of any such Legislative Action; and

(3) under the Indiana Constitution’s Takings Clause (IND. CONST. art. 1, § 21; hereinafter the “Indiana Takings Clause”) a reviewing court of competent jurisdiction would hold that the State would be required to pay just compensation to the Securitization Bondholders if the State takes Legislative Action that repeals, amends or violates the Securitization Pledge, takes other action in contravention of the Securitization Pledge, or takes action to rescind or amend the Financing Order in contravention of the Securitization Pledge, which the court concludes (i) permanently appropriates the Securitization Property or Securitization Charges (except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c)) or denies all economically productive use of the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c)); or (ii) destroys the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c)), other than in response emergency conditions; or (iii) substantially impairs the value of the Securitization Property or a substantial property interest of the Securitization Bondholders in the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments as provided in Indiana Code § 8-1-40.5-12(c)), and as a result deprives the Securitization Bondholders of their reasonable economic expectations arising from their investments in the Securitization Bonds (a “Taking”).

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FACTS AND ASSUMPTIONS

In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sale Agreement; (ii) the Indenture; (iii) the Securitization Act; (iv) the Financing Order; and (v) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. We have assumed that, as applicable, the Transaction Documents are enforceable against all parties thereto. We have assumed that the Clients hold the requisite title and rights to any property involved in the Transaction, and that the Clients have or will obtain all permits and governmental approvals required, and take all actions similarly required, relevant to consummation of the Transaction or performance of the Transaction Documents, as applicable. The determination of whether a legislative action constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing herein expresses an opinion as to how a court of competent jurisdiction would resolve that issue. Therefore, we assume for purposes of this opinion that any impairment of the value of the Securitization Bonds and the Securitization Property resulting from a challenged Legislative Action would be substantial under the Indiana Contracts Clause and the Indiana Takings Clause.

We have further assumed that: (i) any certifications dated prior to the date hereof remain true and correct as of the date hereof; (ii) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of Indiana are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; and (iii) the constitutionality or validity of a relevant statute, rule, regulation or agency action not being specifically opined on herein is not in issue unless a reported decision in the State of Indiana has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion letter and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents and such other documents relating to the Transaction as we deemed advisable, including the factual representations, warranties, and covenants contained therein as made by the respective parties thereto.

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Attorneys in this firm are admitted to the bar of the State of Indiana. Our opinions herein are limited to the laws of the State of Indiana as in effect on the date hereof, without reference to the conflicts-of-laws principles thereof. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Indiana.

ANALYSIS AND OPINIONS

The Securitization Pledge

The statutory text of the Securitization Pledge is as follows:

The state pledges, for the benefit and protection of financing parties and electric utilities under this chapter, that it will not:

(1) take or permit any action that would impair the value of securitization property; or

(2) reduce or alter, except as authorized by section 12(c) of this chapter, or impair securitization charges to be imposed, collected, and remitted to financing parties under this chapter;

until the principal, interest, and premium, and other charges incurred, or contracts to be performed, in connection with the related securitization bonds have been paid or performed in full. Any party issuing securitization bonds is authorized to include the pledge set forth in this subsection in any documentation relating to those bonds.

IND. CODE § 8-1-40.5-16(b).1

We are aware of no reported judicial decision that directly addresses whether the Securitization Pledge comports with the Indiana Constitution. However, in Steup v. Indiana Housing Finance Authority, 273 Ind. 72, 402 N.E.2d 1215 (1980), the Indiana Supreme Court addressed a substantially similar State statutory pledge.

The Steup case involved the following State statutory pledge in connection with obligations issued by the Indiana Housing Finance Authority:

[1]

The exception for reductions or alterations “authorized by section 12(c) of this chapter” involves the required annual review by the Indiana Commission to “[c]orrect any overcollections or undercollections of securitization charges” during the preceding year. See IND. CODE § 8-1-40.5-12(c).

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“[T]he state pledges and agrees with the holders of any obligations issued pursuant to this chapter that the state will not limit or alter the rights vested in the authority to fulfill the terms of any agreements made with the holders thereof, or in any way impair the right and remedy of the holders until the notes or bonds, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of such holders are fully met and discharged. The authority is authorized to include this pledge and agreement of the state in any agreement with the holders of such notes or bonds.”

Id. at 94, 402 N.E.2d at 1229 (quoting IND. CODE § 5-20-1-17(b)). The appellants in Steup contended that this provision “divests the General Assembly of the power to legislate for the preservation of public health, safety and morals in violation of Art. 1, § 23 and Art. 4, § 1 of the Indiana Constitution.” Id. The Indiana Supreme Court disagreed. As to Article 4, Section 1 (vesting the “Legislative authority of the State in [the] General Assembly”); the Court held:

[The statute] does not divest the General Assembly of the power to legislate for the welfare of the citizens of Indiana. The Act allows the State to reconsider and alter the functions, structure and power of the Authority while pledging that the rights of bondholders will remain unscathed if changes are made. The Act, consistent with the constitutional prohibition against the impairment of contracts, solely prohibits the General Assembly from affecting the contractual rights of bondholders.

Id. at 95, 402 N.E.2d at 1229.

The Steup appellants also argued that the statutory pledge provision “contravenes [Indiana] constitutional equal protection provisions”—found in Article 1, Section 23—by “extend[ing] privileges to the Authority’s bondholders which are not available to security holders in general.” Id. The Court again disagreed: “[I]n this regard, Section 17 is merely a statutory recitation of Ind. Const. Art. 1, § 24 which provides that the legislature may not pass a law impairing the obligations of contracts, a provision applicable to all security holders.” Id.

We believe that a reviewing court of competent jurisdiction, if presented with a comparable challenge to the Securitization Pledge, would hold that it is materially indistinguishable from the pledge upheld by the Indiana Supreme Court in Steup. Accordingly, it is our opinion, subject to the limitations and qualifications stated herein, that a reviewing court of competent jurisdiction would hold that the Securitization Pledge is constitutional in all material respects under the Indiana Constitution.2

[2]

Based on Westlaw citation checking, no subsequent reported judicial decision has questioned or cited Steup on the constitutional issues just discussed. On several occasions, however, the Indiana Supreme Court has cited Steup with approval on other constitutional analysis issues. See Girl Scouts of S. Ill. v. Vincennes Ind. Girls, Inc., 988 N.E.2d 250, 255 (Ind. 2013) (citing Steup for principle that “any statute under constitutional challenge … comes before us with a strong presumption of constitutionality, and every doubt must be resolved in favor of its validity”); City of Carmel v. Martin Marietta Materials, Inc., 883 N.E.2d 781, 788-89 (Ind. 2008) (citing Steup on constitutional standards for delegation of legislative authority); Bonney v. Ind. Fin. Auth., 849 N.E.2d 473, 486 (Ind. 2006) (citing Steup on proper application of constitutional provision on incurrence of State debt); Am. Nat’l Bank & Trust Co. v. Ind. Dep’t of Highways, 439 N.E.2d 1129, 1132, 1134-35 (Ind. 1982) (same); Bd. of Trs. of Pub. Emp. Ret. Fund v. Pearson, 459 N.E.2d 715, 716, 718 (Ind. 1984) (citing Steup on proper application of constitutional prohibition on State becoming a stockholder of a corporation).

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Indiana Contracts Clause (IND. CONST. art. 1, § 24)

The Indiana Contracts Clause provides: “No … law impairing the obligation of contracts, shall ever be passed.” IND. CONST. art 1, § 24. The Federal Constitution makes the same command to every State: “No State shall … pass any … Law impairing the Obligation of Contracts ….” U.S. CONST. art. I, § 10, cl. 1.

We are aware of no reported judicial decision that directly addresses whether a Legislative Action that causes an Impairment would violate the Indiana Contracts Clause. As shown above, however, the Indiana Supreme Court has held that a State statutory pledge materially indistinguishable from the Securitization Pledge “is merely a statutory recitation of Ind. Const. Art. 1, § 24 which provides that the legislature may not pass a law impairing the obligations of contracts ….” Steup, 273 Ind. at 95, 402 N.E.2d at 1229.

The Indiana Supreme Court has also interpreted and applied statues in ways that will avoid constitutional issues under the Indiana Contracts Clause and its Federal analogue. An instructive example involved whether a provision of a statute that “sets forth a series of requirements for the issuance of bonds” could be read to prevail over the bonds’ indenture provisions on maturity and redemption. Hutchinson, Shockey, Erley & Co. v. Evansville-Vanderburgh Cty. Bldg. Auth., 644 N.E.2d 1228, 1234 (Ind. 1994). The Court enforced the indenture. “Once the bonds are issued and the bondholders are protected by the terms of the indenture, the statutory provision of necessity is overridden by the terms of the indenture.” Id. Holding otherwise “would allow units of government to override the maturity and redemption provisions of outstanding bonds and indentures in unfavorable interest rate environments, depriving bondholders of their high-rate securities. Government has no power to impair a contract in this way.” Id. (citing Trs. of Dartmouth Coll. v. Woodward, 17 U.S. (4 Wheat.) 518 (1819)).

This reasoning in Steup and Hutchinson is consistent with other Indiana cases finding Indiana Contracts Clause violations in a variety of factual situations. See, e.g., Girl Scouts of S. Ill. v. Vincennes Ind. Girls, Inc., 988 N.E.2d 250, 255-57 (Ind. 2013) (statute limiting any reversionary interest in a deed to no longer than 30 years, as applied to invalidate retroactively 49-year reversion period in existing deed, violated Indiana Contracts Clause); Clem v. Christole, Inc., 582 N.E.2d 780, 782-85 (Ind. 1991) (same as to statute retroactively invalidating restrictive covenant); Bruck v. State ex rel. Money, 228 Ind. 189, 196-201, 91 N.E.2d 349, 351-54 (1950) (same as to statute retroactively altering terms of public school teacher contract); Butler Univ. v. State Bd. of Tax Comm’rs, 408 N.E.2d 1286, 1288-95 (Ind. Ct. App. 1980) (same as to statutory revocation of tax exemption, which would no longer have been valid under property-use restrictions of current Indiana Constitution, that was granted to university under prior constitution without such restrictions).

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It is important to remember that even when there “is a protected contract right, it may nevertheless be restricted under certain circumstances.” Girl Scouts, 988 N.E.2d at 257. But successful defense of action that would otherwise violate the Indiana Contracts Clause demands a higher, more difficult showing than is required to justify ordinary exercise of its police power. “The Legislature’s ‘general’ police power gives it broad authority to limit prospectively what parties may contract for, but it may retroactively impair existing contracts only through the ‘necessary’ police power, which is much narrower.” Id. Hence, “simply because a statute is a valid exercise of legislative authority pursuant to such general police power does not necessarily immunize it from our state constitution’s contract clause.” Clem, 582 N.E.2d at 784. “Legislation which does invade freedom of contract ‘can only be sustained as a valid exercise of the police power if it both relates to the claimed objective and employs means which are both reasonable and reasonably appropriate to secure such objective.’” Id. at 783 (quoting Dep’t of Fin. Inst. v. Holt, 231 Ind. 293, 305, 108 N.E.2d 629, 635 (1952); accord Girl Scouts, 988 N.E.2d at 257.

Clem, which involved a retroactive application of a statute prohibiting certain residential restrictive covenants, elaborated and emphasized these points. “Only those statutes which are necessary for the general public and reasonable under the circumstances will withstand the contract clause. It is only this latter necessary police power, rather than the general police power, which provides the exception to the contract clause.” Id. Thus, “the state’s general police power authorizes the legislature’s enactment of laws which promote the mainstreaming of developmentally disabled persons by prohibiting future subdivision contract restrictions which permit residential use but prohibit use by a residential facility for such persons. However, statutory impairment of existing restrictive covenants does not fall within the necessary police power exception to the contract clause because of the absence of societal necessity.” Id.

Whether an impairment of existing contract rights may be justified as “fall[ing] within the necessary police power exception” will obviously depend on the pertinent facts and circumstances of a given situation. As shown, however, the Indiana Supreme Court considers that exception to be “much narrower” than the State’s general police power. The Court’s decisions in Steup and Hutchinson also indicate that it would generally be disinclined to uphold retroactive impairment of the terms of publicly-issued debt instruments, particularly in derogation of a State statutory pledge not to do so.

Accordingly, it is our opinion, subject to the limitations and qualifications stated herein, that a reviewing court of competent jurisdiction would hold that any Legislative Action by the State that abrogates all or part of the Securitization Pledge and as a result causes an Impairment would necessarily violate the Indiana Contracts Clause, and, therefore, that the Securitization Bondholders could challenge, under the Indiana Contracts Clause, the constitutionality of any such Legislative Action.

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Indiana Takings Clause (IND. CONST. art. 1, § 21)

The Indiana Takings Clause provides: “No person’s property shall be taken by law, without just compensation; nor, except in case of the State, without such compensation first assessed and tendered.” IND. CONST. art 1, § 21. This parallels the Federal Fifth Amendment Takings Clause, which states “… nor shall private property be taken for public use, without just compensation.” U.S. CONST. amend. V.

“The Fifth Amendment’s Takings Clause applies to the states via the Due Process Clause of the Fourteenth Amendment.” State v. Kimco of Evansville, Inc., 902 N.E.2d 206, 210 (Ind. 2009) (citing Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S, 155, 160 (1980)); see also Pulos v. James, 261 Ind. 279, 284, 302 N.E.2d 768, 771 (1973) (Indiana Takings Clause and Fourteenth Amendment Due Process Clause “prohibit the taking of private property for a private use”). The Indiana Supreme Court has held that “the state and federal takings clauses are textually indistinguishable and are to be analyzed identically.” Kimco, 902 N.E.2d at 210 (citations omitted).

We are aware of no reported judicial decision that directly addresses whether, under the Indiana or Federal Takings Clause, the State would be required to pay just compensation to the Securitization Bondholders if the State’s repeal or amendment of the Securitization Act in contravention of the Securitization Pledge or any other action by the State in contravention of the Securitization Pledge constituted a Taking. The Indiana Supreme Court has recognized, however, that even if impairment of contract rights may be permissible—as when justified under “the necessary police power exception to the contracts clause,” Clem, 582 N.E.2d at 784—this would not obviate Takings Clause compensation rights.

Pulos, for example, held that retroactive invalidation of restrictive covenants, without compensating those damaged by the revocation, was invalid “[e]ven if we should attempt to uphold the constitutionality of the [statutory] provision in question upon the premise that the commission was authorized to act thereunder only for the public good and not to benefit private individuals”:

No provision has been made to compensate those owners of other lots within the plat. It was for their benefit that the restrictive covenants were imposed. Their right to have them enforced is a property right and may not be taken from them without just compensation. Thus, even if it were maintained that the vacation of the restrictions was for the public good, we would run afoul of sections 21 [the Takings Clause] and 23 of Article I of our state constitution (supra) and the due process clause of the Fourteenth Amendment to the Constitution of the United States (supra).

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261 Ind. at 289, 302 N.E.2d at 774.3

In invalidating the statutory provision under the Takings Clause, Pulos did not appear to consider the possible alternative of upholding the provision’s constitutional validity under the Indiana Contracts Clause but requiring Takings Clause compensation. Further, based on our review of reported Indiana decisions, we believe it more likely that an Indiana court evaluating the validity of State Legislative Action that constituted a Taking would focus its analysis on the Indiana Contracts Clause rather than the Indiana Takings Clause.

That said, however, Pulos would support an argument that if a Legislative Action that constitutes a Taking is found permissible under the Indiana Contracts Clause, the State would be required to pay just compensation under the Indiana Takings Clause. And because, as noted, the Indiana Supreme Court has held that “the state and federal takings clauses … are to be analyzed identically” (Kimco, 902 N.E.2d at 210), the Federal Takings Clause authorities addressed, and analysis set forth, in the Baker Botts L.L.P. opinion letter of even date herewith apply with equal force to Indiana Takings Clause analysis.

It is therefore our opinion, subject to all of the qualifications, limitations, and assumptions set forth in this opinion letter, that, under the Indiana Takings Clause, a reviewing court of competent jurisdiction would hold that the State would be required to pay just compensation to the Securitization Bondholders if the State takes Legislative Action that repeals, amends or violates the Securitization Pledge, takes other action in contravention of the Securitization Pledge, or takes action to rescind or amend the Financing Order in contravention of the Securitization Pledge and such court concludes that such action constituted a Taking.

As with analysis of Indiana Contracts Clause issues, analysis of Indiana Takings Clause issues will obviously depend on the pertinent facts and circumstances of a given situation. Further, there is no guarantee that any compensation awarded under the Indiana Takings Clause will fully or adequately compensate a damaged party for all the damages it may have incurred as a result of a Taking.

GENERAL MATTERS

Our opinions with respect to the law of the State of Indiana do not include any opinions with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations, or environmental laws, regulations and codes, federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations.

Judicial analysis of the issues addressed in this opinion letter and the retroactive effect to be given to judicial decisions typically proceeds on a case-by-case basis. Courts’ determinations, in most instances, are strongly influenced by the facts and circumstances of the particular case.

[3]

The other Indiana constitutional section cited by Pulos provides: “The General Assembly shall not grant to any citizen, or class of citizens, privileges or immunities which, upon the same terms, shall not equally belong to all citizens.” IND. CONST. art 1, § 23.

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There are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. The application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a challenge to the Transaction, the Financing Order or the Securitization Act; such precedents and such circumstances could change materially from those discussed above in this opinion letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the Transaction or other action of the State.

This opinion letter is limited to the matters specifically stated herein, and no further opinions are to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion letter is based solely on the state of the law as of the date of this opinion letter, and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion letter or to advise the persons entitled to rely on this opinion letter of any change in law or fact after the date of this opinion letter which might affect any of the opinions stated herein.

This opinion letter is rendered solely for the benefit of the Addressees on Schedule A and may not be released to or relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form SF-1 (Registration Statement Nos. 333-270851 and 333-270851-01) initially filed with the Securities and Exchange Commission on March 24, 2023, as amended and as declared effective by the Securities and Exchange Commission (the “Registration Statement”), and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the related rules and regulations of the Securities and Exchange Commission.

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Notwithstanding the above, we hereby consent to the Issuer posting a copy of this opinion letter on any password-protected website maintained by the Issuer pursuant to a commitment of the Issuer to any nationally recognized statistical rating organization (“NRSRO”) relating to the Securitization Bonds in accordance with 17 CFR 240.l 7g-5(a)(3) to which only NRSROs are granted access that provide the Issuer with a certification required by subsection (e) of Rule 17g- 5 under the Securities Exchange Act of 1934, as amended, and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided that, notwithstanding such consent to posting, such posting shall not entitle anyone other than the persons listed in the attached Schedule A to rely on this opinion letter and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph.

Very truly yours,

/s/ Barnes & Thornburg LLP

June 29, 2023

SCHEDULE A

ADDRESSEES

U.S. Bank Trust Company, National Association, as Trustee

Moody’s Investors Service, Inc.

Attention: ABS Monitoring Department

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Standard & Poor’s Ratings Group, Inc.

Attention: ABS Monitoring Department

55 Water Street,

New York, New York 10041

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013